UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 27, 2006
BACK YARD BURGERS, INC.
(Exact Name of Registrant as Specified in Its Charter)
DELAWARE
(State or Other Jurisdiction of Incorporation)

1-12104 (Commission File Number)	64-0737163 (IRS Employer Identification No.)

1657 N. Shelby Oaks Drive, Suite 105 Memphis, Tennessee (Address of Principal Executive Offices)	38134-7401 (Zip Code)
901-367-0888
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Ex-3.1 Amendment No. 3 to the Amended and Restated Bylaws of Back Yard Burgers, Inc.
Ex-99.1 Press Release of the Company dated August 1, 2006

Item 2.02 Results of Operations and Financial Condition
     On August 1, 2006, Back Yard Burgers, Inc. (the “Company”) issued a press release announcing the results of its financial performance for the 13-week period ended July 1, 2006. The press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On July 27, 2006 the Board of Directors of the Company approved amendments to the Amended and Restated Bylaws of the Company to amend Section 2 thereof to provide that Special Meetings of the shareholders may be called by, among others, the president at the request of the holders of a majority of all the votes entitled to be cast on any issue proposed to be considered at such special meeting. The Board of Directors also amended the Article II of the Amended and Restated Bylaws to add new Section 14 to provide certain procedures relating to nominations for election to the board of directors or for other business to be properly brought by a shareholder before a meeting of shareholders. This summary does not purport to be complete and is subject to and is qualified in its entirety by the text of Amendment No. 3 to the Amended and Restated Bylaws of Back Yard Burgers, Inc. which is included as Exhibit 3.1 to this filing and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits
The following exhibits are furnished herewith:

Exhibit
Number	Description

3.1	Amendment No. 3 to the Amended and Restated Bylaws of Back Yard Burgers, Inc.

99.1	Press Release of the Company dated August 1, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 2, 2006

BACK YARD BURGERS, INC.

By: /s/ Michael G. Webb
Name: Michael G. Webb
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Amendment No. 3 to the Amended and Restated Bylaws of Back Yard Burgers, Inc.

99.1	Press Release of the Company dated August 1, 2006